SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

THORNBURG MORTGAGE, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-11914	85-0404134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico	87501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (505) 989-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to exchange agreements dated January 29, 2009 and January 30, 2009, Thornburg Mortgage, Inc. (the “Company”) agreed to exchange $2,600,000 aggregate principal amount of Company’s 8% Senior Notes due 2013 (the “8% Notes”) for 6,063,621 shares of the Company’s common stock, par value $0.01 per share (the “Shares”) and $3,684,750 aggregate principal amount of the Company’s Senior Subordinated Secured Notes due 2015 (the “Senior Subordinated Notes” and together with the 8% Notes, the “Notes”) for 4,421,700 Shares from certain holders of the Notes (the “Holders”). The Shares were issued on or about January 29, 2009 and January 30, 2009. After giving effect to the issuance in the exchange, there were approximately 457,430,140 shares outstanding.

The Company issued the Shares pursuant to the exemption from the registration requirements afforded by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: February 2, 2009	By:	/s/ Larry Goldstone
Larry Goldstone, Chief Executive Officer and President